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                                   EXHIBIT 9
                  OPINION AND CONSENT OF SENIOR COUNSEL OF AUL
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American United Life Insurance Company
One American Square
P. O. Box: 368
Indianapolis, Indiana 46206-0368
Telephone {317)263- 1877

December 19, 1989

American United Life Insurance Company
One American Square
Indianapolis, Indiana 46204

Dear Sirs:

In my capacity as Senior Counsel to American United Life Insurance Company ("AUL"), I supervised the establishment of AUL American Unit Trust on August 17, 1989, by resolution of the Executive Committee of the Board of Directors of AUL as the separate account for assets applicable to variable annuity contracts, pursuant to the provisions of Section 27-1-5-1 Class l(c) of the Indiana Insurance Code. Moreover, I have been associated with the preparation of the Registration Statement on Form N-4 ("Registration Statement") filed by AUL and AUL American Unit Trust with the Securities and Exchange Commission (File No. 33-31375) under the Securities Act of 1933, as amended, for the registration of Group Variable Annuity Contract; to be issued with respect to AUL American Unit Trust.

I have made such examination of the law and examined such corporate records and such other documents that, in my judgment, are necessary and appropriate to enable me to render the following opinion that:

1. AUL has been duly organized under the laws of the State of Indiana and is a validly existing corporation.

2. AUL American Unit Trust has been duly created and validly exists as a separate account pursuant to Indiana law.

3. The portion of the assets held in AUL American Unit Trust equal to the reserves and other liabilities under the Group Variable Annuity Contracts is not chargeable with liabilities arising out of any other business AUL may conduct.

4. The Group Variable Annuity Contracts have been duly authorized by AUL and, when issued as contemplated by the Registration Statement, will constitute legal, validly issued and binding obligations of AUL, except as limited by bankruptcy and other laws generally affecting the rights of creditors.


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American United Life Insurance Company
 December 19, 1989
 Page Two

I hereby consent to the filing of this opinion as an exhibit of the Registration Statement.

Very truly yours,

/s/ Richard A. Wacker

Richard A. Wacker
Senior Counsel

RAW/cf